                                                                                                                   EXHIBIT 12
                       SOUTHWESTERN BELL TELEPHONE COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions


                                          THREE MONTHS ENDED
                                              MARCH 31,                            YEAR ENDED DECEMBER 31,
                                        -----------------------  -------------------------------------------------------------
                                             1999        1998        1998       1997         1996         1995         1994
                                        -----------------------  -------------------------------------------------------------

Income Before Income Taxes and
Extraordinary Loss                        $    737    $    639   $   2,410   $   1,888    $   2,168   $    1,688   $    1,586
     Add:Interest Expense                       94          89         374         343          327          340          358
         1/3 Rental Expense                     12          10          45          41           33           26           25
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Earnings                    $    843    $    738   $   2,829   $   2,272    $   2,528   $    2,054   $    1,969
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Total Interest Charges                    $     98    $     96   $     392   $     370    $     348   $      340   $      358
1/3 Rental Expense                              12          10          45          41           33           26           25
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Fixed Charges               $    110    $    106   $     437   $     411    $     381   $      366   $      383
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Ratio of Earnings to Fixed Charges            7.66        6.96        6.47        5.53         6.64         5.61         5.14
